CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this registration statement on Form SB-2 of our report dated July 28, 2000 relating to the financial statements of Fastecom.com, Inc. (a Development Stage Company) for the period from inception, October 22, 1999 to December 31, 1999, and to the reference to our firm under the caption "experts" in the prospectus.


                                    /s/ LAZAR LEVINE & FELIX LLP
                                    ----------------------------------
                                    LAZAR LEVINE & FELIX LLP

New York, New York
February 5, 2001